EXHIBIT 77Q1 (E)
UBS MUNICIPAL MONEY MARKET SERIES
SUBADVISORY AND SUBADMINISTRATION AGREEMENT
         Contract made as of March 1, 2004, between UBS Financial Services Inc. (UBS Financial Services), a Delaware corporation registered as a brokerdealer under the Securities Exchange Act of
1934, as amended (1934 Act), and as an investment adviser under the Investment Advisers Act of 1940, as amended (Advisers Act), and UBS Global Asset Management (US) Inc. (UBS Global AM), a Delaware
corporation registered as a brokerdealer under the 1934 Act and as an investment adviser under the Advisers Act.
         WHEREAS, UBS Financial Services has entered into an
Investment Advisory and Administration Contract dated April 13, 1995 (Advisory Contract) with UBS Municipal Money Market Series (Fund), an openend investment company registered under the Investment Company
Act of 1940, as amended (1940 Act), which offers for public sale distinct series of shares of beneficial interest (Series), each corresponding to a distinct portfolio; and
         WHEREAS, under the Advisory Contract UBS Financial Services has agreed to provide certain investment advisory and administrative services to the Series as now exist and as hereafter may be established; and
         WHEREAS, the Advisory Contract authorizes UBS Financial
Services to delegate certain of its duties as investment adviser and administrator under the Advisory Contract to a subadviser or subadministrator; and
         WHEREAS, UBS Financial Services wishes to retain UBS Global
AM as subadviser and subadministrator to provide certain investment advisory and administrative services to UBS Financial Services and each Series of the Fund as listed in Schedule A to this agreement, as such schedule may be revised from time to time, and UBS Global AM is willing to render such services as described herein upon the terms set forth below;
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment.  UBS Financial Services hereby appoints UBS Global
AM as its subadviser and subadministrator with respect to each
Series, and UBS Global AM accepts such appointment and agrees that it will furnish the services set forth in Paragraph 2 below.
2.	Services and Duties of UBS Global AM.
(a)	Subject to the supervision of the Board of Trustees (Board) and
UBS Financial Services, UBS Global AM will provide a continuous investment program for each Series, including investment research and management with respect to all securities, investments and cash equivalents held in the portfolio of each Series. UBS Global AM will determine from time to time what investments will be purchased, retained or sold by each Series. UBS Global AM will be responsible for placing purchase and sale orders for investments and for other related transactions. UBS Global AM will provide services under this agreement in accordance with the Series investment objective, policies and restrictions as stated in the Series Prospectuses.
(b)	UBS Global AM agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, UBS Global AM may, in its discretion, effect securities transactions with brokers and dealers who provide the Series with research, analysis, advice and similar services, and UBS Global AM may pay to those brokers and dealers, in return for brokerage and research services and analysis, a higher commission than may be charged by other brokers and dealers, subject to UBS Global AM determining in good faith that such commission is reasonable in terms either of the particular
transaction or of the overall responsibility of UBS Global AM and its affiliates to such Series and its other clients, and that the total commissions paid by such Series will be reasonable in relation to the benefits to such Series over the long term.  In no instance will portfolio securities be purchased from or sold to UBS Financial Services, UBS Global AM or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders.  Whenever
UBS Global AM simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by UBS Global AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.  The Fund recognizes that in some cases this procedure may adversely affect the results obtained for a
Series.
(c)	UBS Global AM will oversee the maintenance of all books and
records with respect to the securities transactions of each Series and will furnish the Board with such periodic and special reports as
UBS Financial Services or the Board reasonably may request. In compliance with the requirements of Rule 31a3 under the 1940 Act,
UBS Global AM hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by
Rule 31a1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.
(d)	UBS Global AM will oversee the computation of the net asset value and net income of each Series as described in the currently effective registration statement of the Fund under the Securities Act of 1933, as amended, and 1940 Act and any supplements thereto (Registration Statement) or as more frequently requested by the Board.
(e)	UBS Global AM will assist in administering the affairs of the
Fund and each Series, subject to the supervision of the Board and UBS Financial Services, and further subject to the following understandings:
(i)	UBS Global AM will supervise all aspects of the operation of the
Fund and each Series except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of affairs of the Fund and each Series.
(ii)	UBS Global AM will provide the Fund and each Series with such administrative and clerical personnel (including officers of the
Fund) as are reasonably deemed necessary or advisable by the Board and UBS Financial Services, and UBS Global AM will pay the salaries of all such personnel.
(iii)	UBS Global AM will provide the Fund and each Series with such administrative and clerical services as are reasonably deemed necessary or advisable by the Board and UBS Financial Services, including the maintenance of certain of the books and records of the
Fund and each Series.
(iv)	UBS Global AM will arrange, but not pay for, the periodic
preparation, updating, filing and dissemination (as applicable) of the Funds Registration Statement, proxy material, tax returns and reports to shareholders of each Series, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(v) UBS Global AM will provide the Fund and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat,
utilities, stationery supplies and similar items.
3.	Duties Retained by UBS Financial Services.  UBS Financial
Services will continue to provide to the Board and each Series the services described in subparagraph 3(e) of the Advisory Contract.
4.	Further Duties.  In all matters relating to the performance of this Contract, UBS Global AM will act in conformity with the Funds Declaration of Trust, ByLaws and Registration Statement of the Fund
and with the written instructions and directions of the Board and UBS Financial Services, and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 (Advisers Act),
the rules thereunder, and all other applicable federal and state laws and regulations.
5.	Services Not Exclusive.  The services furnished by UBS Global AM hereunder are not to be deemed exclusive, and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.  Nothing in this
Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
6.	Expenses.  During the term of this Contract, UBS Global AM will pay all expenses incurred by it in connection with its services under this Contract.
7.	Compensation.  For the services provided and expenses assumed by
UBS Global AM pursuant to this Contract with respect to each Series,
UBS Financial Services will pay to UBS Global AM a percentage of the fee received by UBS Financial Services pursuant to the Advisory
Contract with respect to such Series, such percentage to be equal to, on an annual basis, 0.08% of such Series average daily net assets, such compensation to be paid monthly.
8.	Limitation of Liability.  UBS Global AM and its delegates will not be liable for any error of judgment or mistake of law or for any loss suffered by UBS Financial Services or the Fund or the
shareholders of any Series in connection with the performance of this Contract, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS Global AM, who may be or become an officer, trustee, employee or agent of the Fund, shall be deemed, when rendering services to any Series of the Fund or acting with respect to any business of such Series or the Fund, to be rendering such services to or acting solely for the Series or the Fund and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.
9.	Duration and Termination.
(a)	This Contract will become effective upon the date first above written, provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.
(b)	Unless sooner terminated as provided herein, this Contract will continue in effect for two years from the above written date.
Thereafter, if not terminated, this Contract will continue
automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i)
by a vote of a majority of those trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such
Series.
(c)	Notwithstanding the foregoing, with respect to any Series, this
Contract may be terminated by any party hereto at any time, without the payment of any penalty, on sixty days written notice to the other party; this Contract also may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such
Series on sixty days written notice to UBS Global AM and UBS
Financial Services.  Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.
10.	Amendment of this Agreement.  No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series outstanding voting securities.
11.	Governing Law.  This Contract shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and the 1940 Act, provided, however, that Section 12 will be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the State of Delaware or the Commonwealth of Massachusetts conflict with the applicable provisions of the
1940 Act, the latter shall control.
12.	Limitation of Liability of the Trustees and Shareholders of the
Trust.  No Trustee, shareholder, officer, employee or agent of any
Series shall be liable for any obligations of any Series or the Fund under this Contract, and UBS Global AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Trustee, shareholder, officer, employee or agent.
The Fund represents that a copy of its Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk.
13.	Miscellaneous.  The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.
Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is affected by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.
Attest:

/s/ Bruce A. Bursey
UBS Financial Services Inc.

By: /s/ Ron Safir
Name: Bruce A. Bursey
Title: EVP
Name: Ron Safir
Title:  Executive Vice President


Attest:

/s/ David M. Goldenberg
UBS Global Asset Management (US) Inc.

By: /s/ Paul Schubert
Name: David M. Goldenberg
Title: Executive Vice President

Name: Paul Schubert
Title: Executive Director




SCHEDULE A
1.	UBS Municipal Money Market Series - UBS RMA New Jersey Municipal
Money Fund